Filed Pursuant To Rule 433

Registration No. 333-286293

March 10, 2025

Grayscale GDLC Grayscale Digital Large Cap Fund Gain exposure to the top five cryptocurrencies in your brokerage or IRA As of 3/3/2025, holdings are subject to change Investing involves risk, including possible loss of principal. Grayscale Digital Large Cap Fund LLC ("GDLC") may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Grayscale GDLC Grayscale Digital Large Cap Fund Gain exposure to the top five cryptocurrencies in your brokerage or IRA Invest now As of 3/3/2025, holdings are subject to change Investing involves risk, including possible loss of principal. Grayscale Digital Large Cap Fund LLC ("GDLC") may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Grayscale GDLC Grayscale Digital Large Cap Fund Think crypto, invest Grayscale Invest now Grayscale Digital Large Cap Fund LLC ("GDLC") may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.